Exhibit 10.3.1

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. CONTRACT ID CODE		Page 1 of 1	
2. AMENDMENT/MODIFICATION NO. 0005	3. EFFECTIVE DATE 10/07/2008	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. *(If applicable)*
6. ISSUED BY CODE 00001 No Invoice Information 445 12th St., SW, Washington, DC 20554		7. ADMINISTERED BY *(If other than Item 6)* CODE	

8. NAME AND ADDRESS OF CONTRACTOR *(No., street, county, State and Zip Code)* Neustar, Inc. 46000 Center Oak Plaza Sterling, VA 20166		9A. AMENDMENT OF SOLICITATION NO.
		9B. DATED *(SEE ITEM 11)*
	(X)	10A. MODIFICATION OF CONTRACT/ORDER NO. CON07000005
CODE * FACILITY CODE	(X)	10B. DATED *(SEE ITEM 13)*

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning ________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA *(If required)*

No Funding Information

13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS.
IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE	
	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
✓	D. OTHER *(Specify type of modification and authority)* FAR 1.6, "Authority of the Contracting Officer"

E. IMPORTANT: Contractor [X] is not, ☐ is required to sign this document and return _____ copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION *(Organized by UCF section headings, including solicitation/contract subject matter where feasible.)*

The purpose of this modification is to accept and incorporate Change Order Proposal (COP) Numbers 3 and 4 into the contract. COP #3 is accepted at a cost of $20,736.00. COP#4 is accepted at a cost of $9,504. A copy of COPs #3 and #4 is attached. Funding will be via NANP and will be paid by FCC Billing & Collection Agent, Welch, LLP.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER *(Type or print)*		16A. NAME AND TITLE OF CONTRACTING OFFICER *(Type or print)* Anthony Wimbush	
15B. CONTRACTOR/OFFEROR *(Signature of person authorized to sign)*	15C. DATE SIGNED	16B. United States of America BY Anthony S. Wimbush *(Signature of Contracting Officer)*	16C. DATE SIGNED 10/07/2008

NSN 7540-01-152-8070
PREVIOUS EDITION
UNUSABLE

STANDARD FORM 30 (REV. 10-83)
Prescribed by GSA FAR (48 CFR)
53.243

National Pooling Administration
Contract #CON07000005
Change Order Proposal #4
(INC Issue #591 — Change Timeline of Part 1 / Part 3 Processing for NANPA)
September 17, 2008

NeuStar, Inc.	46000 Center Oak Plaza
Sterling VA, 20166

Table of Contents

1 Introduction	3
2 Industry Numbering Committee (INC) Issue	4
3 Industry Numbering Committee (INC) Resolution	4
4 The Proposed Solution	7
5 Assumptions and Risks	8
6 Cost	8
7 Conclusion	8

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1 Introduction
1.1 Purpose and Scope
In accordance with NeuStar’s National Pooling Administration contract1 and our constant effort to provide the best support and value to both the FCC and the telecommunications industry, NeuStar, as the National Pooling Administrator (PA), hereby submits this change order proposal to the Federal Communications Commission (FCC) for approval. This change order complies with the contractual requirements set forth in Clause C.1 of the CONTRACT FOR POOLING ADMINISTRATION SERVICES FOR THE FEDERAL COMMUNICATIONS COMMISSION, effective August 15, 2007, which reads as follows at Section 2.5.4:
2.5.4 Modifications of Guidelines
The PA shall participate in the development and modification of guidelines and procedures, which may or may not affect the performance of the PA functions. These changes may come from regulatory directives and/or industry-initiated modifications to guidelines. In addition, new guidelines may be developed as appropriate to comply with regulatory directives. The PA shall implement any changes determined to be consistent with regulatory directives.
The PA shall:
•	Provide, in real time, technical guidance to ensure processes and procedures are effective in meeting the goals of the change.

•	Provide issues and contributions, and be prepared to discuss at INC meetings how the proposed change promotes numbering policy and/or benefits the NANP and how the change will affect the PA’s duties, obligations and accountability.

•	Assess and share in real time (i.e., during discussion) the cost implications and administrative impact of the change upon the PA’s duties and responsibilities in sufficient detail as needed by the INC.
When the INC places any changes to its guidelines in final closure, the PA shall submit an assessment regarding the impact of scope of work, time and costs to the INC, the NANC and the FCC within 15 calendar days. The PA shall post changes in procedures on its web site prior to the change taking effect.
Specifically, the PA shall:
•	Notify all interested parties when guidelines have changed.

•	Interpret guideline changes and impact upon processes.

•	Identify implementation date or effective date.

•	Provide notification of new forms or tools that may be required.

•	Identify a Single Point of Contact (SPOC) within the PA to answer questions.
The NANC shall be consulted at the FCC’s discretion regarding the suggested implementation date to determine the likely impact on service provider processes and

[1]	FCC Contract Number CON07000005

systems (i.e., whether it would be unduly burdensome or would unfairly disadvantage any service provider or group of service providers per the PA’s obligations and NANP administrative principles). The PA shall also seek input on implementation dates from service providers that log in to PAS and vendors that interface with PAS.
Because the proposed changes affect the PAS/NAS interface, the PA is submitting this change order proposal in coordination with the companion change order being submitted by NANPA. The requirements of the NANPA contract direct an earlier submission than the PA contract (no more than 30 days after guidelines changes are placed into Initial Closure, rather than Final Closure, as quoted above).
2 Industry Numbering Committee (INC) Issue
As a result of the automation of the interface of the Part 1 CO Code data from the PA to the NANPA, industry representatives raised concerns regarding shortening the length of time for code processing. Members of the INC brought in an issue to INC addressing the timeframe for code processing. Also, a contribution was brought under this issue that added a checkbox to the Part 1A form that the SP can select to request the earliest possible effective date. The INC issue statement is reproduced below:
INC Issue Statement:
Section 5.22 and Appendix D II of the Central Office Code Administrative Guidelines (COCAG) provides the timeline of 10 business days for the NANPA to process a Part 1 request / issue a Part 3. In June 2008, the NANPA will be implementing a change to NAS (Number Administrative System) that will add an interface with PAS (Pooling Administration System) to allow an automated flow of Part 1 forms for NPA/NXXs in a pooled rate center. With this change there will be not be a need for manual entry by NANPA for Part 1s received from the PA.
With the automated receipt of Part 1 data from the PA to the NANPA, INC should reduce the number of days the NANPA has to process a Part 1 / issue a Part 3 from 10 business days to 7 calendar days.
3 Industry Numbering Committee (INC) Resolution
On August 29, 2008, the INC placed Issue 591 — Change Timeline of Part 1 /Part 3 Processing for NANPA into initial closure, with the following language.
Resolution from INC:
The following text changes (in track changes) were made to the noted sections within the TBPAG:

7.4.4	The following steps provide the process flow and activation procedures for the addition of central office codes in order to provide additional thousands-blocks to the industry inventory pool to meet immediate or forecasted demand.

Step 1 — The PA utilizes SPs’ forecasts to determine that additional thousands-blocks are required to maintain a 6-month supply for the industry inventory pool for a specific rate center.

Step 2 — The PA may require new NXX Code(s) to replenish the industry inventory pool to meet an SP’s request that is not able be filled from thousands-blocks currently available in the industry inventory pool:

•	From a list of SPs that have a forecasted need (first for LRNs, then for thousands-blocks), the PA will send an email seeking a LERG Assignee ~~a~~ to open a code to be used to replenish the pool.~~.~~ The SP, responding to the PA’s request, must complete the Central Office Code (NXX) Assignment Request — Part 1 form and return it to the PA within two business days. The Central Office Code (NXX) Assignment Request — Part 1 form will include the selected LERG Assignee and a proposed Code Effective Date that allows for the industry minimum assignment/activation interval of 66 calendar days. The SP also is responsible for submitting the Thousands-Block Application Form(s) — Part 1A to the PA only for the thousands-block(s) the SP needs to retain. If the SP is retaining multiple blocks and the routing information is different for those blocks, then the SP shall submit a Part 1A modification in order to update the Part 1B information for the effected block(s).

•	When an SP applies for more than one block in a pool that needs to be replenished, the PA will notify the SP submitting the request of the need for pool replenishment. The SP will be given the option and encouraged to take part of the requested blocks from the industry inventory pool and the remaining requested blocks from a new NXX for pool replenishment.

•	The LERG Assignee receives a thousands-block(s) from the NXX assigned to ensure that responsibilities in 4.2.1 are maintained. However, once the responsibilities of the SP outlined in 4.2.1 of the TBPAG are fulfilled and the SP determines that the block is not needed, the SP does have the option of returning the block to the PA. The PA will follow the order below to select a LERG Assignee:

1)	An SP requiring an LRN: A unique LRN is required for each LNP-capable switch/POI that serves subscriber lines, or otherwise terminates traffic per LATA. LRNs are to be used for routing and not for rating/billing calls. SP must provide the MTE worksheet (TBPAG Appendix 3) to the PA. The LERG Assignee shall select the LRN from its assigned thousands-block(s)

2)	An SP volunteering to be the LERG Assignee who meets the MTE and utilization threshold requirements.

3)	Participating SPs with a forecasted need that also meet the MTE and utilization threshold requirements will be selected on a rotational basis. An SP with a forecasted need cannot refuse to become a LERG Assignee, except for technical limitations, or if any SP is a LERG Assignee for greater than 50% of the pooled NXX Codes within that rate center.

Where the SP has requested a dedicated NXX Code to meet a specific customer request, the SP is responsible for completing the Thousands-Block Months to Exhaust and Utilization Certification Worksheet — TN Level (Appendix 3) and submitting it to the PA.

Step 3 — The PA then will forward that Part 1 to the CO Code Administrator. For pool replenishment only, the PA must provide to the CO Code Administrator an aggregated Thousands-Block Pooling Months to Exhaust Certification Worksheet — 1000 Block Level (TBPAG Appendix 4).

Step 4 — The CO Code Administrator will review the Central Office Code (NXX) Assignment Request — Part 1 form and, within ~~14~~ 7 calendar days, notify the PA and the LERG Assignee of the NXX Code(s) assignment.

Step 5 — The CO Code Administrator will input LERG Assignee information into the ACD record of BIRRDS, using Central Office Code (NXX) Assignment Request — Part 1 form data (NPA, NXX, OCN, and Effective Date.).

Step 6 — Within seven calendar days of receipt of the NXX Code assignment from the CO Code Administrator, the PA will inform the LERG Assignee of the NXX Code and thousands-block(s) assigned using the Thousands-Block Application Forms, Part 3 — Pooling Administrator’s Response/Confirmation.

•	During this seven -day interval, the PA will input all ten thousands-blocks into PAS and assign the requested number of blocks per the SP’s Part 1A form. All other blocks from this code will be listed as “pending verification of activation in the PSTN” and be available for assignment listed as “pending verification of activation in the PSTN” and be until the PA receives confirmation from the LERG Assignee that the code has been activated in the PSTN, loaded in the NPAC, and all other LERG Assignee Responsibilities have been fulfilled.

•	As an option, and at the request of a block applicant, the PA may assign a block(s) from the code with a block effective date one business day after the effective date of the code, if a block applicant selects the checkbox on the Part 1A that indicates that the block applicant explicitly understands that the underlying CO code may not yet be activated in the PSTN and loaded in the NPAC on the block effective date. Regardless of whether this option is utilized, it is still advisable for block recipients to make a test call and ensure that default routing has been established by the LERG Assignee before loading the assigned blocks into translations, and to verify that the NXX has been loaded in the NPAC.

•	The PA will build the BCD record for thousands-block(s) being assigned to the LERG Assignee. The information entered on the BCD record will include OCN of the Block Holder, the thousands-block range, switch ID and thousands-block Effective Date. The Effective Date for all thousands-block(s) assigned to the LERG Assignee will be the same as the Effective Date of the CO Code unless the SP requests a date further out.

Step 7 (concurrent with Step 6) — Within seven (7) calendar days of notification by the CO Code Administrator, the LERG Assignee, or its designee, will input Part 2 information from the Central Office Code (NXX) Assignment Request into BIRRDS.

TBPAG Part 1A

1.3	Dates

Date of Application: Requested Block Effective Date:

Request Expedited Treatment? (See Section 8.6) Yes No

☐	By selecting this checkbox, I acknowledge that I am requesting the earliest possible effective date the Administrator can grant. Please note that this only applies to a reduction in the Administrator’s processing time, however the request will still be processed in the order received.
4 The Proposed Solution
The National Pooling Administrator has reviewed the changes to the TBPAG to determine whether and how they will impact either the pooling operations or the Pooling Administration System (PAS). As a result of our assessment, we developed the following proposed solution to address the changes that the INC guidelines require, in a cost-effective and efficient manner.
The amendments to the TBPAG relating to the CO Code processing time, will necessitate updates to the effective date interval in PAS for both the GUI and FTP interfaces. The standard effective date interval will change from 72 calendar days to 66 calendar days. PAS will now default to the new standard effective date of 66 calendar days from the date of application for CO codes. The user will have the option to change the standard effective date if desired. PAS will also validate that the requested effective date is no less than 66 calendar days if the applicant does not choose expedited treatment.
In addition, a new checkbox will be added to the Part 1 and Part 1A screens in PAS to allow the SP to request the earliest possible effective date for all New Code Requests, Code Modification Requests, Code Disconnect Requests, New Block Requests, Block Modification Requests, and Block Disconnect Requests. This capability will also be added to the FTP interface. This checkbox will be added to the viewable Part 1 and Part 1A forms in PAS. Also this checkbox will be added to the PA’s Part 3 processing screen in PAS to assist the PA in determining the earliest effective date to establish for all New Block Requests, Block Modification Requests, and Block Disconnect Requests.
User manuals will be updated as appropriate.
5 Assumptions and Risks
Part of the Pooling Administrator’s assessment of this change order is to identify the associated assumptions and consider the risks that can have an impact on our operations.
This change order affects only the system, and would have no impact on our day-to-day operations.
The implementation of this change order will be coordinated with NANPA.
6 Cost
In developing this proposal, we considered the costs associated with implementing the proposed solution, including the resources required to complete discrete milestones on a timeline for implementation. The timeline includes preparation, development, testing, proper documentation updates, monitoring, and execution of the solution.
The cost of modifying the system to implement the changes to the TBPAG will be $9504.00.
7 Conclusion
This change order proposal presents a viable solution that addresses the amendments to the TBPAG and is consistent with the terms of our contract. We respectfully request that the FCC review and approve this change order.

National Pooling Administration
Contract #CON07000005
Change Order Proposal #3
(User-Proposed Enhancements to PAS)
September 8, 2008

NeuStar, Inc.	46000 Center Oak Plaza
Sterling VA, 20166

Table of Contents

1 Introduction	3
2 Users’ Proposed Enhancements	3
3 The Proposed Solution	4
4 Assumptions and Risks	5
5 Cost	5
6 Conclusion	5

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1 Introduction
1.1 Purpose and Scope
In accordance with NeuStar’s National Pooling Administration contract1 and our constant effort to provide the best support and value to both the FCC and the telecommunications industry, NeuStar, as the National Pooling Administrator (PA), hereby submits this change order proposal to the Federal Communications Commission (FCC) for approval. This change order complies with the contractual requirements set forth in Clause C.1 of the CONTRACT FOR POOLING ADMINISTRATION SERVICES FOR THE FEDERAL COMMUNICATIONS COMMISSION, effective August 15, 2007.
2 Users’ Proposed Enhancements
Users of the Pooling Administration System (PAS) sometimes suggest changes to either our administrative process or to PAS. This change order consists of several requests from both service provider users of PAS and NOWG members to enhance the functionalities of PAS. The following five (5) items describe the enhancements that the users are requesting:
1.	The current Part 1A report in PAS allows a user to view all Part 1 As for all block request types and full NXX requests only. With the addition of the PAS/NAS interface and the ability to submit code modifications and code disconnects through PAS, it has been requested that the Part 1A report be modified in PAS to also include code modifications and code disconnect requests.

2.	The Block Report is on the public (i.e. non-password-protected) pooling website. The block report identifies blocks that are currently assigned, retained, and available within an NPA and rate center. It has been requested that the block report now include an additional column that indicates who the Code Holder is for an available block.

3.	Users have the capability to reset their respective passwords in PAS. When the password is reset by the user, the Login Id and new password are displayed to the user in a white font with a blue background, which a few users find hard to read. It has been requested that the color of the font be changed.

4.	Service providers are allowed to maintain a six-month inventory of numbers in each pooled rate center in which they operate. They are required to donate blocks in pooled rate centers that are above and beyond their six month inventory that are 10% or less contaminated. It has been requested that further automated validations (e.g., rate center and OCN) be added at the time the user submits its donation to assure that the donation will not be rejected later when the PA processes the donation.

5.	A service provider must submit a Part 4 on every assigned block within six months of the original Part 3 effective date. At this time, each Part 4 is submitted individually. It has

[1]	FCC Contract Number CON07000005

been requested that PAS be enhanced to allow a user to submit multiple Part 4s at the same time on one screen.
3 The Proposed Solution
The National Pooling Administrator has reviewed the users’ requests from both their operational and technical perspectives. As a result of our assessment, we developed the following proposed solutions to address the changes that the users recommended, in a cost-effective and efficient manner.
1.	The Part 1A report that currently exists in PAS will be modified to include code modifications as well as code disconnects. The report will also be renamed from Part IA Report to Part 1/1A Report.

2.	The block reports available on the public portion of the pooling website will be modified to include a new column called “Code Holder” for the Available Block Report and the Available, Assigned, and Retained Block Report. Also, when service providers submit requests for blocks, they can view the Blocks Available list which will also include this new column.

3.	When a new password is generated in PAS, the Login ID and Password screen will be modified to display the login id and password in a dark blue font.

4.	PAS will be modified to validate the rate center and OCN of the code from which the donation is being made, at the time the donation is submitted by the user. If the rate center and/or the OCN do not match, an error message will be generated to the user and the user will have the option to either correct or cancel the donation.

5.	PAS will be modified to allow a user to enter multiple Part 4s in PAS during one submission. The three new drop-down fields — State, NPA and OCN — will be added to the Create Part 4 — Block Screen in PAS. Users may select a specific state, NPA, or OCN, or choose the Select All option, which will be based on their user profile. After the users make their selections, a new Part 4s Due List screen will appear with a list of blocks for which a Part 4 is still due. The user may submit one or multiple Part 4s from that screen.
The user manuals will be updated as appropriate and user training will be conducted on the changes.

4 Assumptions and Risks
Part of the Pooling Administrator’s assessment of this change order is to identify the associated assumptions and consider the risks that can have an impact on our operations.
This change order affects only the system, and would have no impact on our day-to-day operations.
5 Cost
In developing this proposal, we considered the costs associated with implementing the proposed solution, including the resources required to complete discrete milestones on a timeline for implementation. The timeline includes preparation, development, testing, proper documentation updates, monitoring, and execution of the solution.
The cost of modifying the system to implement the changes to the PAS will be $ 20,736.00.
6 Conclusion
This change order proposal presents viable solutions that address the suggestions made by users of PAS and is consistent with the terms of our contract. We respectfully request that the FCC review and approve this change order.

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